UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

 PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland		001-36007	46-2519850
(State of Organization)		(Commission File Number)	(IRS Employer Identification No.)

309 N. Water Street, Suite 500		53202
Milwaukee	Wisconsin
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DOC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 24, 2023, Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), as borrower, and Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), as guarantor, executed a Second Amendment to Third Amended and Restated Credit Agreement (the “Amendment”) with KeyBank National Association, as administrative agent, and the lenders party thereto, pursuant to which the parties amended the Company’s Third Amended and Restated Credit Agreement, dated as of September 24, 2021 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of March 31, 2023 and the Amendment, the “Amended Credit Agreement”).

The Amendment (i) establishes a new $400 million unsecured term loan with a scheduled maturity date of May 24, 2028 (the “Term Loan”) and (ii) expands the accordion feature, which allows the Operating Partnership to increase borrowing capacity under the Amended Credit Agreement by up to an additional $500 million, subject to customary terms and conditions, for a maximum aggregate principal amount of all revolving commitments and term loans under the Amended Credit Agreement of $1.9 billion.

On May 24, 2023, the Operating Partnership also entered into a fixed-for-floating interest rate swap for the full borrowing amount under the Term Loan, fixing the Daily Simple SOFR (as defined in the Amended Credit Agreement) component of the borrowing rate to 3.593%, a current all-in fixed rate of 4.693%. Both the borrowing and the fixed-for-floating rate swap have a maturity date of May 24, 2028.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the parties to the Amended Credit Agreement and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to the Company for which they have in the past received, and may in the future receive, customary fees and expenses.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

10.1
Second Amendment to Third Amended and Restated Credit Agreement, dated May 24, 2023, among Physicians Realty L.P., as Borrower, Physicians Realty Trust, as Guarantor, KeyBank National Association, as Administrative Agent, and the Lenders party thereto.

99.1	Press Release, dated May 24, 2023, issued by Physicians Realty Trust
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 25, 2023		PHYSICIANS REALTY TRUST

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amendment to Third Amended and Restated Credit Agreement, dated May 24, 2023, among Physicians Realty L.P., as Borrower, Physicians Realty Trust, as Guarantor, KeyBank National Association, as Administrative Agent, and the Lenders party thereto.

99.1	Press Release, dated May 24, 2023, issued by Physicians Realty Trust
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).